EXHIBIT 99.2

Unaudited pro forma combined condensed balance sheet as of
December 31, 2012 and the unaudited pro forma combined
condensed statements of operations for the year ended
December 31, 2012, and the related notes thereto

U-SWIRL INTERNATIONAL, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012
UNAUDITED

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 was prepared as if the acquisition was effective as of such date. The unaudited pro forma condensed statement of operations for the year ended December 31, 2012 for U-Swirl, Inc. (“USI”), for the nine months ended November 30, 2012 for Aspen Leaf Yogurt, LLC (“ALY”) and for the period from January 2, 2013 (inception) to January 14, 2013 (date of merger) for Ulysses Asset Acquisition, LLC (“ULY”) was prepared as if the merger was effective as of January 1, 2012.

The unaudited pro forma condensed financial statements, as described above, should be read in conjunction with the audited historical financial statements and notes thereto included herein for the years ended December 31, 2012 and 2011 for USI, and the audited financial statements and notes for the years ended February 28, 2012 and 2011 for ALY also included herein.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined enterprise after the merger of ALY and ULY with USI, or of the financial position or results of operations of the combined enterprise that would have actually occurred had the merger been effected as of the dates described above.

U-SWIRL INTERNATIONAL, INC.
CONDENSED CONSOLODATED PRO FORMA BALANCE SHEET
AS OF DECEMBER 31, 2012
UNAUDITED

				Pro Forma		Pro Forma
	USI	ALY	ULY	Adjustments	Notes	Balance Sheet
ASSETS

Current assets
Cash	$187,298	$466,827	$-	$-		$654,125
Accounts receivable, net	80,253	6,577	-	-		86,830
Inventory	43,111	62,637	-	-		105,748
Other current assets	26,601	9,927	-	-		36,528
Total current assets	337,263	545,968	-	-		883,231

Leasehold improvements, property and equipment, net	1,403,675	915,334	-	-		2,319,009

Other assets
Other assets	79,310	36,618	800,000	-		915,928
Total other assets	79,310	36,618	800,000	-		915,928

Total assets	$1,820,248	$1,497,920	$800,000	$-		$4,118,168

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$288,354	$877,214	$-	$-		$1,165,568
Notes payable, current portion	-	-	-	-		-
Total current liabilities	288,354	877,214	-	-		1,165,568

Deferred liabilities	458,231	44,000	-	-		502,231
Notes payable	-	-	-	-		-
Total liabilities	458,231	44,000	-	-		502,231

Stockholders' equity
Common stock	5,001	-	-	8,641	A	13,642
Additional paid-in capital	7,960,903	3,992,026	800,000	(3,920,883)	A	8,832,046
Accumulated deficit	(6,892,241)	(3,415,320)	-	3,912,242	A	(6,395,319)
Total stockholders' equity	1,073,663	576,706	800,000	-		2,450,369

Total liabilities and stockholders' equity	$1,820,248	$1,497,920	$800,000	$-		$4,118,168

U-SWIRL INTERNATIONAL, INC.
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
UNAUDITED

				Pro Forma		Pro Forma
	USI	ALY	ULY	Adjustments	Notes	Statement of Operations
Revenues
Cafe sales, net of discounts	$2,280,323	$2,233,910	$-	$-		$4,514,233
Franchise royalties and fees	523,898	69,338	-	-		593,236
Total revenues	2,804,221	2,303,248	-	-		5,107,469

Cost of sales	1,751,642	769,842	-	-		2,521,484
Marketing and advertising	75,291	50,088	-	-		125,379
General and administrative	1,183,733	1,741,334	-	-		2,925,067
Depreciation and amortization	308,361	278,643	-	-		587,004
Other	-	1,978,216	-	-		1,978,216
Total costs and expenses	3,319,027	4,818,123	-	-		8,137,150
Loss from operations	(514,806)	(2,514,875)	-	-		(3,029,681)

Interest income	1,209	-	-	-		1,209
Interest expense	(828)	-	-	-		(828)

Loss from continuing operations before income taxes	(514,425)	(2,514,875)	-	-		(3,029,300)
Provision for income taxes	-	-	-	-		-
Net loss	$(514,425)	$(2,514,875)	$-	$-		$(3,029,300)

U-SWIRL INTERNATIONAL, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012
UNAUDITED

The accompanying unaudited pro forma condensed consolidated financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of ALY, ULY and the operations of USI.  Further, actual results may be different from these unaudited pro forma combined financial statements.

On January 14, 2013, USI entered into agreements to acquire the franchise rights to the ALY and Yogurtini (“YHI”) self-serve frozen yogurt chains from Rocky Mountain Chocolate Factory, Inc. (“RMCF”) in exchange for 8,641,253 shares of common stock representing an approximate 60% controlling interest in the Company. Additionally, the Company issued a warrant to purchase up to 9,110,250 shares of common stock that allow RMCF to maintain its pro rata ownership interest if existing stock options and/or warrants are exercised. In connection with the aforementioned agreement, the Company also received cash from RMCF totaling $79,784 for working capital purposes.

The unaudited pro forma condensed consolidated balance sheet combines the balance sheet of USI as of December 31, 2012, the balance sheet of ALY as of November 30, 2012 and the balance sheet of ULY as of January 14, 2013 and gives pro forma effect to the above transaction as if it had occurred on January 1, 2012.

The unaudited pro forma condensed consolidated statement of operations combines the operations of USI for the year ended December 31, 2012, the operations of ALY for the nine months ended November 30, 2012 and the operations of ULY for the period from January 2, 2013 (inception) to January 14, 2013 (date of merger) and assumes that the acquisition took place on January 1, 2012.  The unaudited pro forma combined condensed financial statements are based upon the historical financial statements of USI, ALY and ULY after considering the effect of the adjustments described in the footnotes that follow.

U-SWIRL INTERNATIONAL, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012
UNAUDITED

The pro forma adjustments are comprised of the following elements:

A	Reflects the issuance of 8,641,253 shares of USI common stock at $0.001 par value upon reverse acquisition.